Exhibit B-5


              ASSIGNMENT AND ASSUMPTION AGREEMENT


          This Assignment and Assumption Agreement, dated July 1, 2000 (this "Agreement"), is entered into by and between PE GENERATING COMPANY, LLC, a limited liability company organized under the laws of Delaware ("Seller"), and ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a limited liability company organized under the laws of Delaware ("Purchaser").

                   W I T N E S S E T H :

          WHEREAS,  Seller and Purchaser have  entered  into  a
Merger Agreement, dated as of July 1, 2000 (the "Merger Agreement"), providing, among other things, for the assignment by Seller to Purchaser of certain rights, and the assumption by Seller from Purchaser of certain obligations, under the ALBRIGHT POWER STATION OPERATING AGREEMENT, dated as of June 2, 1952, as amended, among MONONGAHELA POWER COMPANY, an Ohio corporation, and THE POTOMAC EDISON COMPANY, a Maryland and a Virginia corporation, (the "Contract").

          WHEREAS, Seller desires to assign, transfer and convey such rights and obligations to Purchaser, subject to the terms and conditions more fully set forth herein;

          WHEREAS, Purchaser desires to acquire such rights and obligations from Seller, subject to the terms and conditions more fully set forth herein;

          NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein and in the Merger Agreement, do hereby agree as follows:

          1. Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Agreement by the parties hereto, Seller does hereby assign, transfer and convey to Purchaser Seller's right, title and interest in and to the Contract. Such transfer, conveyance and assignment shall be effective as of the date hereof.

          2. Assumption. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Agreement by the parties hereto, Purchaser hereby absolutely and irrevocably accepts the foregoing assignment and hereby assumes to be solely liable and responsible for and covenants to be solely liable and responsible for and to perform all rights, liabilities, warranty rights and obligations, and similar obligations of Seller under or pursuant to the Contract, all subject to the terms and conditions of the Merger Agreement.


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Such acceptance, assumption and covenant shall be effective  as of the date hereof.

3. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, agreements, releases, assumptions, amendments, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

          4. Binding Effect; Assigns. This Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

          5. Third Party Beneficiary. This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement.

          6. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          7. Agreement in Effect. Nothing contained herein shall in any way amend or modify the provisions set forth in the Merger Agreement and the Merger Agreement shall remain in full force and effect.

          8. Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.


          9. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to the conflict of law principles thereof.


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          IN  WITNESS  WHEREOF, the parties hereto have  caused
this Agreement to be duly executed as of the day and year first above written.

                         PE GENERATING COMPANY, LLC



                         By:   /s/ PETER J. SKRGIC
                               Name:    Peter J. Skrgic
                               Title:   President


                         ALLEGHENY ENERGY SUPPLY COMPANY, LLC



                         By:   /s/ PETER J. SKRGIC
                               Name:    Peter J. Skrgic
                               Title:   President


           Monongahela Power Company hereby consents to the foregoing assignment as of July 1, 2000.

                         MONONGAHELA POWER COMPANY

                         By:   /s/ PETER J. SKRGIC
                               Name:    Peter J. Skrgic
                               Title:   Vice President